[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 10.27

THIRD AMENDMENT TO THE EXCLUSIVE AGREEMENT BETWEEN ABBOTT POINT OF CARE INC. AND ABAXIS, INC.

This Third Amendment (“Third Amendment”) to that certain Exclusive Agreement (“Agreement”) dated as of October 26, 2012 is effective as of July 11, 2017 (“Third Amendment Effective Date”) between Abaxis, Inc., (“ABAXIS”) and Abbott Point of Care Inc., (“ABBOTT”) relating to the appointment of ABBOTT to sell and distribute Abaxis Products. Any capitalized term used and not otherwise defined herein shall have the meaning set forth in the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

New Section. The following section is added after Article 9:

10 National Account Rebate Policies and Procedures

10.1   National Account Pricing. Exhibit 10 shall be added to the Agreement which outlines the pricing structure the Parties agree to for a customer who is designated as a National Account, as defined below. The Abbott Transfer Prices identified on Exhibit 10 are in effect as of the Third Amendment Effective Date.

10.2   Customer Eligibility. [ * ], for any customer designated by the Parties as a national account, which may be accomplished with email confirmations from both Parties (“National Account”), that [ * ]. Abaxis and Abbott [ * ]. The Parties agree that, as of the Third Amendment Effective Date, [ * ] are designated as National Accounts.

Rebates. For each quarter that a National Account makes qualifying purchases, as identified in Exhibit 10, Abbott will submit documentation to Abaxis, in an Excel format, by the 10th day following the end of any such calendar quarter. The Excel file will include the following:

•	[ * ]
•	[ * ]

Abbott further agrees to provide Abaxis with a good faith estimate of the [ * ] sales for each National Account within the first five (5) business days following the end of any such calendar quarter.

Abaxis agrees to pay Abbott via a credit memo for the undisputed Rebate amount calculated on each quarterly Excel file within 20 calendar days after receipt of the Excel file from Abbott. Abaxis must report any disputed amounts to Abbott for resolution, including any request for additional supporting documentation, within 15 calendar days after receipt of the Excel file from Abbott.

10.3 Abbott Transfer Prices to a National Account for any Products listed on Exhibit 10 cannot be [ * ].

Miscellaneous. All terms and conditions set forth in the Agreement that are not amended hereby shall remain in full force and effect. This Third Amendment shall be governed by and construed in accordance with the substantive law of the State of Illinois, without regard to the conflicts of law provisions thereof, and any dispute arising out of or in connection with this Third Amendment shall be governed by the alternative dispute resolution provisions of Exhibit 9.11 of the Agreement. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument.

This Third Amendment is the product of both of the Parties hereto and, in the event of a dispute over its interpretation, the language of this Third Amendment will not be construed against one Party in favor of the other. This Third Amendment together with the Agreement and the First and Second Amendments constitute the entire agreement between such Parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the Parties with regard to the transactions contemplated herein. From the date hereof, any reference to the Agreement shall be deemed to refer to the Agreement as amended by this Third Amendment.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its authorized representative in its name and on its behalf.

ABBOTT POINT OF CARE INC.	ABAXIS, INC.

By: /s/ John Murad	By: /s/ Ross Taylor
Name: John Murad	Name: Ross Taylor
Title: Director, US Markets	Title: Chief Financial Officer
Date: 12 July 2017	Date: 7/11/2017

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10

Piccolo National Accounts Pricing Grid

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.